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                                                                   EXHIBIT 10.09




                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                       SUPPLEMENTAL COMPENSATION AGREEMENT


         AGREEMENT (the "AGREEMENT"), dated as of December 20, 2000, between American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "COMPANY"), and Richard E. Dauch (the "PARTICIPANT"):

         In consideration of the Participant's agreement to amend the term of his Employment Agreement dated November 6, 1997 with the Company (the "EMPLOYMENT AGREEMENT") to extend the term of such agreement by two years and in further consideration of the services that the Participant will provide to the Company from the date hereof through to December 31, 2006, the Company hereby agrees to provide supplemental compensation to the Participant beyond that provided for in the Employment Agreement as set forth below.

         1.    SUPPLEMENTAL COMPENSATION

Subject to the provisions of Section 3 below, the Company shall provide supplemental compensation totaling $11,804,365.00 to the Participant beyond that provided in the Employment Agreement in five substantially equal annual installments on or before December 31 of each consecutive year, beginning on or before December 31, 2001 (each such installment being the "ANNUAL SUPPLEMENTAL COMPENSATION PAYMENT").

         2.    PAYMENT OF ANNUAL SUPPLEMENTAL COMPENSATION

Each Annual Supplemental Compensation Payment shall be made by the Company to the Participant, at the Company's option, in cash or in a grant of such amount of shares of Common Stock pursuant to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan or otherwise at the then Current Market Price sufficient to equal the amount of Annual Supplemental Compensation Payment. The "Current Market Price" for purposes of this Agreement is the average of the Company's common stock during the last five trading days ending prior to the date of payment, as reported on The New York Stock Exchange.

         3.    TERMINATION OF EMPLOYMENT

The Participant shall continue to receive the unpaid Annual Supplemental Compensation Payments following the Participant's termination (A) due to the Participant's death or "Disability", as defined in the Employment Agreement, (B) by the Company without "Cause", as defined in the Employment Agreement, or (C) by the Participant for "Good Reason", as defined in the Employment Agreement. In the event of the Participant's termination of employment by the Company for Cause or by the Participant without Good Reason, all unpaid Annual Supplemental Compensation Payments shall be forfeited without consideration.







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         4.    NO RIGHT TO EMPLOYMENT

The terms of Participant's employment with the Company are governed by the Employment Agreement. The execution and delivery of this Agreement shall impose no obligation on the Company to continue the employment of the Participant and shall not lessen or affect the Company or its affiliates' right to terminate the Participant's employment under the terms of the Employment Agreement.

         5.    APPLICATION OF LAWS

Any payment in Shares hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

         6.    TAXES

Any taxes required by federal, state or local laws to be withheld by the Company shall be withheld or shall be paid to the Company by the Participant by the time such taxes are required to be paid or deposited by the Company.

         7.    NOTICES

Any notices required to be given hereunder to the Company shall be addressed to the Company in care of its Secretary at the principal executive office of the Company, and any notice required to be given hereunder to the Participant shall be sent to the Participant's address as shown on the records of the Company.




































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         8.    CHOICE OF LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                          AMERICAN AXLE & MANUFACTURING
                          HOLDINGS, INC.

                          By:   /s/ Patrick S. Lancaster
                                -----------------------------------
                                Name:    Patrick S. Lancaster
                                Title:   Vice President & Secretary

Agreed and acknowledged as
of the date first above written:


/s/ Richard E. Dauch
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Richard E. Dauch





























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